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                                                                    EXHIBIT 10.1

                               TENTH AMENDMENT TO
                            MANVILLE PERSONAL INJURY
                           SETTLEMENT TRUST AGREEMENT


                 TENTH AMENDMENT, dated as of November 21, 1995 (the "TENTH Amendment") to the Trust Agreement, dated as of November 28, 1988 by and among Johns-Manville Corporation, Manville Corporation (the "Company"), Manville Sales Corporation, Manville Canada, Inc., Manville Investment Corporation, Ken-Caryl Ranch Corporation and SAL Contract & Supply, Inc. as Trustors (collectively, the "Trustors") and Donald M. Blinken, Daniel Fogel, Francis H. Hare, Jr., John C. Sawhill (the "Former Trustees") and Christian E. Markey, Jr., as trustees for the Manville Personal Injury Settlement Trust (the "Trust"), as amended by the First, Second and Third Amendments to the Trust Agreement dated as of February 14, 1989, November 15, 1990, and December 6, 1991, respectively between the Company, Mr. Markey and the Former Trustees, and as further amended by the Fourth, Fifth, Sixth, Seventh and Eighth Amendments to the Trust Agreement dated as of August 6, 1992, December 9, 1992, November 5, 1993, September 22, 1994, and August 15, 1995, and the Ninth Amendment as annexed to the Trust's October 25, 1995 Application to the United States Bankruptcy Court, respectively between the Company, Mr. Markey, Robert A. Falise, Louis Klein, Jr., and Frank J. Macchiarola, and, in the case of the Seventh Amendment, Charles T. Hagel, as trustees of the Trust, (the Trust Agreement and all nine prior Amendments being collectively referred to herein as the "Trust Agreement").

                 WHEREAS, Section 6.03(a) of the Trust Agreement provides for the amendment of the Trust Agreement by the Company (as successor to the Trustors for such purpose) and the Trustees of the Trust after consultation with Selected Counsel for the Beneficiaries (as defined in Exhibit A to the Second Amended and Restated Plan of Reorganization of the Company and the other Debtors (as therein defined)); and

                 WHEREAS, the Trustees of the Trust and the Company (as successor to the Trustors for this purpose pursuant to Section 6.03(a) of the Trust Agreement) wish to amend the Trust Agreement in the manner provided herein; and
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                 WHEREAS, the Selected Counsel for the Beneficiaries have been consulted and have given their concurrence with respect to the amendment to the Trust Agreement effectuated hereby; and

                 WHEREAS, the Trustees of the Trust and the Company have agreed with the Legal Representative for Future Claimants appointed pursuant to an order of the United States District Court for the Southern and Eastern Districts of New York and the United States Bankruptcy Court for the Southern District of New York, as amended by order dated June 18, 1993 (the "Legal Representative") that the Trust will not agree to the termination of the Trust pursuant to Section 6.02(a)(ii) or (v) of the Trust Agreement without prior written consent of the Legal Representative.

                 NOW, THEREFORE, the parties hereto agree to amend the Trust Agreement as follows:

                 1. Section 6.02(a)(ii) of the Trust Agreement is hereby amended to read in its entirety as follows:

                 "(ii)(x) in the judgment of 80% of the Trustees after consultation with Selected Counsel for the Beneficiaries, a de minimis number of Trust Claims are then pending and new Trust Claims are being filed at a de minimis rate and (y) the Company and the Legal Representative shall have consented in writing to such dissolution;"

         2. Section 6.02(a)(v) of the Trust Agreement is hereby amended to read in its entirety as follows:

                 "(v) the Company and the Trustees after consultation with Selected Counsel for the Beneficiaries and with the written consent of the Legal Representative, agree in writing to the termination of the Trust."

         3. Except as specifically amended pursuant to Paragraphs 1 and 2 above, the Trust Agreement shall remain in full force and effect and is ratified and confirmed in all respects.

         4. This Tenth Amendment shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to





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contracts to be made and performed entirely within such State.

         5. This Tenth Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Trust Agreement.

         6. The terms of this Tenth Amendment shall be effective as of the date first above written; provided, however, that if the Dividend is not declared by the Company and the Ninth Amendment has terminated pursuant to the terms of that Ninth Amendment, then on the day of that termination, this Tenth Amendment shall also terminate and be of no further force and effect and
Section 6.02(a) shall re-enter into effect as it read immediately prior to the effectiveness of this Tenth Amendment.

         IN WITNESS WHEREOF, the Company, as successor to the Trustors, has caused this Tenth Amendment to be executed by its duly authorized officer and attested by another duly authorized officer and the Trustees of the Trust have executed this Tenth Amendment, all as of the day and year first above written.

                                     MANVILLE CORPORATION

                                     By: /s/  Richard B. Von Wald
                                         ----------------------------------
                                         Name:  Richard B. Von Wald
                                         Title: Senior Vice President,
                                                General Counsel and Secretary

Attest:

/s/ Dion Persson
--------------------------

                                     TRUSTEES

                                     /s/    Robert A. Falise as Trustee
                                     -----------------------
                                            Robert A. Falise





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                                     /s/    Louis Klein, Jr. as Trustee
                                     -----------------------
                                     Louis Klein, Jr.


                                     /s/    Frank J. Macchiarola as Trustee
                                     ---------------------------
                                     Frank J. Macchiarola


                                     /s/    Christian E. Markey, Jr. as Trustee
                                     -------------------------------
                                     Christian E. Markey, Jr.





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